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                                                                    Exhibit 3.24

                          Lloyd Helicopter Services Pty Ltd
                                 ACN 058 277 491


                       Resolution pursuant to section 249B
                      of the Corporations Act 2001 ('Act')
                                    Australia

Management Aviation Limited, being the sole shareholder of Lloyd Helicopter Services Pty Ltd ('Company') entitled to vote at a general meeting of the Company, hereby resolves:-

1. that the requirement under section 249J of the Act relating to the giving of notice of meetings is waived;

2. that pursuant to Pursuant to section 249H(2) of the Act, it agrees that the following resolution may be passed as a special resolution where less than 21 days' notice has been given.

3. that it is in favour of the special resolution set out below pursuant to the provisions of section 249B of the Act:

     Special Resolution

     'That the Constitution of the Company be altered by inserting the following new clause 73.3 immediately after clause 73.2 under the heading 'Directors' Powers':-

     "73.3 Subject to the Corporations Act 2001, at any time the Company is a wholly owned subsidiary of another body corporate, a Director may act in the best interests of that other body corporate."'

Dated  29 January 2004


THE COMMON SEAL of MANAGEMENT                      )
AVIATION LIMITED was affixed in the presence of:   )


Director: /s/
          ------------------------------------------

Name of signatory:  /s/
                   ---------------------------------

Director:   /s/  Keith Mullett
          ------------------------------------------

Name of signatory:    /s/ Keith Mullett
                    ---------------------------------


Section 249B of the Corporations Act 2001 provides if a company has only 1 member it may pass a resolution by the member recording it and signing the record. Passage of a resolution under this section must be recorded in the company's minute books under section 251A

SMC 29636/1   28.01.2004